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                      UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (Thousands of dollars)


                                                      Three
                                                      Months
                                                       Ended                      Year Ended September 30,
                                                    December 31,  -------------------------------------------------------------
                                                       1997           1997           1996            1995             1994
                                                   -------------  ------------   -------------    ------------     ------------
EARNINGS:
Earnings before income taxes                        $   26,008     $   63,275     $    61,717      $   39,759       $   41,244
Interest expense                                         4,273         16,696          15,921          16,632           16,482
Amortization of debt discount and expense                   48            176             173             206              187
Interest component of rental expense                       410          1,887           1,838           1,604            1,344
                                                   -------------  ------------   -------------    ------------     ------------
                                                    $   30,739     $   82,034     $    79,649      $   58,201       $   59,257
                                                   =============  ============   =============    ============     ============

FIXED CHARGES:
Interest expense                                        $4,273     $   16,696     $    15,921      $   16,632       $   16,482
Amortization of debt discount and expense                   48            176             173             206              187
Allowance for funds used during
  construction (capitalized interest)                       10            114             107              65              136
Interest component of rental expense                       410          1,887           1,838           1,604            1,344
                                                   -------------  ------------   -------------    ------------     ------------
                                                    $    4,741     $   18,873     $    18,039      $   18,507       $   18,149
                                                   =============  ============   =============    ============     ============

Ratio of earnings to fixed charges                        6.48           4.35            4.42            3.14             3.27
                                                   =============  ============   =============    ============     ============
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